Sale of Acxiom Marketing Solutions to Interpublic Group July 2018 Exhibit 99.2

SAFE HARBOR STATEMENT Some of the matters discussed in this presentation contain forward-looking statements regarding the company’s future business prospects which are subject to certain risks and uncertainties, including competitive pressures, adverse economic conditions and governmental regulations. These issues and other factors that may be identified from time to time in the Company’s reports filed with the SEC could cause actual results to differ materially from those indicated in the forward-looking statements. The location of our website is www.acxiom.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this presentation, and you should not consider any information contained on, or that can be accessed through, our website as part of this presentation.

TRANSACTION HIGHLIGHTS Acxiom signs definitive agreement to sell Acxiom Marketing Solutions (AMS) to Interpublic Group (IPG) for $2.3B in cash Strong outcome to highly competitive strategic process Sharpens focus on LiveRamp and strengthens position as the industry-leading SaaS identity infrastructure powering exceptional customer experiences Provides capital to further fund LiveRamp’s growth and innovation Big win for all constituencies – IPG, the industry, clients, associates and shareholders

TRANSACTION BACKGROUND Company explored a wide range of strategic alternatives for AMS and ran an extensive and competitive process to: Find the right partner for AMS, its clients and associates going forward Unlock value for Acxiom shareholders Process and evaluation resulted in a definitive agreement to sell AMS to IPG for $2.3B in cash and an expanded commercial relationship between LiveRamp and IPG Strategic Rationale Strengthens LiveRamp position as the leading SaaS identity infrastructure for powering the customer experience economy Sharpens Strategic Focus Cash transaction provides Company with significant proceeds to continue organic and inorganic investments Increases Financial Flexibility Eliminates debt Supports shareholders through common stock tender offer and open market share purchases Strengthens Financial Profile

KEY TRANSACTION TERMS Transaction Consideration Expanded Commercial Partnership Closing / Timing $2.3 billion purchase price All cash consideration No financing contingency Expands existing IPG + LiveRamp relationship – Data Store, AbiliTec and IdentityLink 5 year term (plus extensions) Closing subject to customary conditions and consents, including regulatory review and Acxiom shareholder approval Transaction expected to close by calendar year end

SUCCESSFUL TRACK RECORD $M Walking the Talk Cumulative Buybacks Acquisitions Divestitures LiveRamp (July 2014) A&C (November 2016) PDP (February 2018) AISS ~$75M ITO ~$140M Impact ~$25M

PLANNED USE OF PROCEEDS Continued Commitment to Balanced Capital Allocation Repayment of $230M credit facility post- close, resulting in a debt-free balance sheet Up to $1B return of capital (post closing) $500M tender offer $500M increase to existing share repurchase program Committed to long-term value creation and capturing LiveRamp’s unique opportunity Outcome: a strong balance sheet, adequate liquidity and strategic flexibility – and at the same time, rewards shareholders

PRELIMINARY TIMELINE

July
- **Transaction announcement**
- File HSR notification

Early August
- Hold regular **Q1 earnings call**
- **Provide updated guidance**
- Present **historical view of results with AMS in discontinued operations**

August – September
- File definitive **proxy** materials
- **Shareholder vote to approve transaction**

Throughout Q2 FY19
- **Webinars on LiveRamp growth initiatives** for investment community

Post Close Q3 FY19
- **Initiate stock tender**
- **Company will be renamed LiveRamp**
- Stock will trade as "**RAMP**"
- LiveRamp investor day

acxiom

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©2018 Acxiom

PREDICTABLE RECURRING REVENUE MODEL PROVEN ABILITY TO LAND AND EXPAND STRONG COMMITMENT FROM CUSTOMERS >65% Gross Margin DEMONSTRATED LEVERAGE >10% Segment EBITDA less Capex during FY18 570 Direct clients as of March 2018 >110% Dollar Based Net Retention $220M Trailing 12 Month Revenue ~80% Subscription Revenue 39 $1M Clients as of March 2018 ©2018 Acxiom LiveRamp – A Best-in-Class SaaS Business A LOOK AHEAD

EVERYONE WINS

APPENDIX

Our Vision A world where CONNECTIONS between the physical and digital worlds drive INNOVATION and improved HUMAN EXPERIENCES Our Mission To provide the IDENTITY infrastructure that POWERS exceptional CUSTOMER EXPERIENCES ©2018 Acxiom LiveRamp

LIVERAMP COMPARABLE COMPANY METRICS CY2018E Revenue Growth (%) CY2019E Revenue Growth (%) CY2018E Revenue Multiple CY2019E Revenue Multiple Median: 33% Median: 26% Median: 10.5x Median: 8.1x Source: ThomsonOne consensus estimates as of June 29, 2018

ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) our expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) our plans, objectives and intentions with respect to our future operations, our customers and our market, and (iii) the expected impact of the proposed transaction on our business. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended March 31, 2018. The forward-looking statements in this communication are based on information available to Acxiom as of the date hereof. We undertake no obligation to update the information contained in this press release or any other forward-looking statement. Acxiom will file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A. Under the proposed terms, promptly after filing its proxy statement with the SEC, Acxiom will mail or otherwise make available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction. ACXIOM STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Acxiom stockholders and other investors may obtain free copies of the proxy statement and other relevant materials in connection with the proposed transaction (when they become available), along with other documents filed by Acxiom with the SEC, at the SEC’s website (http://www.sec.gov). The directors and executive officers of Acxiom may be deemed to be participants in the solicitation of proxies from the stockholders of Acxiom in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding Acxiom’s directors and executive officers is also included in Acxiom’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on June 29, 2017. These documents are available free of charge as described in the preceding paragraph.